Exhibit 2.2

                                                                            DEED








           Amending deed
           ------------------------------------------





           3Q Holdings Limited

           Island Pacific (UK) Limited

           Applied Retail Solutions, Inc.

           Island Pacific, Inc.











FREEHILLS
---------

MLC Centre Martin Place Sydney NSW 2000 Australia
GPO Box 4227 Sydney NSW 2001 Australia
Telephone +61 2 9225 5000  Facsimile +61 2 9322 4000
www.freehills.com  DX 361 Sydney

Sydney  Melbourne  Perth  Brisbane  Singapore
Correspondent offices in Hanoi  Ho Chi Minh City  Jakarta

                                                                        Contents





           Table of contents
           ---------------------------------------------------------------------



           THE AGREEMENT                                                       1




           OPERATIVE PART                                                      2



1          DEFINITIONS AND INTERPRETATION                                      2
           1.1    Agreement components.........................................2
           1.2    Definitions..................................................2
           1.3    Interpretation...............................................2

2          AMENDMENT TO PRINCIPAL AGREEMENT                                    2
           2.1    Amendment....................................................2
           2.2    Amendments not to affect validity, rights, obligations.......2
           2.3    Confirmation.................................................2
           2.4    Acknowledgement..............................................2

3          GENERAL                                                             3
           3.1    Governing law and jurisdiction...............................3
           3.2    Further action...............................................3
           3.3    Counterparts.................................................3


           SCHEDULES

           AMENDMENTS TO PRINCIPAL AGREEMENT                                   5

           FORM OF TRADE MARK ASSIGNMENT DEED                                 11


           SIGNING PAGE



                                                                                    The agreement



Amending deed
-------------------------------------------------------------------------------------------------




Date -


Between the parties
--------------------------------------------------------------------------------------------------
Buyer                       3Q HOLDINGS LIMITED

                            ACN 089 058 293 of Ground Floor, Spring
                            Street, Bondi Junction NSW 2022,
                            Australia.

                            (3Q)
--------------------------------------------------------------------------------------------------
                            ISLAND PACIFIC (UK) LIMITED

                            Company no. 6409686 of Old Building Mill House, Mill Lane, Wendens
                            Ambo, Essex, UK

                            (UK SUB)
--------------------------------------------------------------------------------------------------
                            APPLIED RETAIL SOLUTIONS, INC.

                            of 3252 Holiday Court, La Jolla, California 92037, USA

                            (ARS)

                            (3Q, UK Sub and ARS, together being, the BUYER)
--------------------------------------------------------------------------------------------------
Seller                      ISLAND PACIFIC, INC.

                            of 19800 MacArthur Boulevard, Suite 1200, Irvine, CA 92612, USA.

                            (SELLER)


--------------------------------------------------------------------------------------------------
Background                  1   The parties entered into an asset purchase agreement on 31
                                October 2007 (PRINCIPAL AGREEMENT).

                            2   The parties wish to amend the Principal Agreement in the
                                manner set out in this deed.
--------------------------------------------------------------------------------------------------
This deed witnesses         that in consideration of, among other things, the mutual promises contained in this deed, the parties agree as set out in the
                            Operative part of this deed.
--------------------------------------------------------------------------------------------------


                                                                                            page 1

                                                                  Operative part


1      Definitions and interpretation
--------------------------------------------------------------------------------

1.1        AGREEMENT COMPONENTS

           This agreement includes any schedule.


DEFINITIONS

           In this deed, a word or phrase defined in the Principal Agreement has the same meaning as in the Principal Agreement.


INTERPRETATION

           Clause 11(m) of the Principal Agreement applies to this deed.

2          Amendment to Principal Agreement
--------------------------------------------------------------------------------

2.1        AMENDMENT

(a)        The Principal Agreement is amended as set out in Schedule 1 and
           Schedule 2.

(b) The amendments to the Principal Agreement take effect from the date of this deed.

2.2        AMENDMENTS NOT TO AFFECT VALIDITY, RIGHTS, OBLIGATIONS

(a) The amendments to the Principal Agreement do not affect the validity or enforceability of the Principal Agreement.

(b)        Nothing in this deed:

           (1) prejudices or adversely affects any right, power, authority, discretion or remedy arising under the Principal Agreement before the date of this deed; or

           (2) discharges, releases or otherwise affects any liability or obligation arising under the Principal Agreement before the date of this deed.

2.3        CONFIRMATION

           Each party is bound by the Principal Agreement as amended by this deed.

2.4        ACKNOWLEDGEMENT

           Each party acknowledges that this deed is issued in accordance with the Principal Agreement.

3          General
--------------------------------------------------------------------------------

3.1        GOVERNING LAW AND JURISDICTION

           (a) This deed is governed by the laws of the State of California.

           (b) Each party irrevocably submits to the exclusive jurisdiction of the courts of California.

3.2        FURTHER ACTION

           Each party must do all things and execute all further documents necessary to give full effect to this deed.

3.3        COUNTERPARTS

(a)        This deed may be executed in any number of counterparts.

(b)        All counterparts, taken together, constitute one instrument.

(c)        A party may execute this deed by signing any counterpart.

                                                                       Schedules




           Table of contents
           ---------------------------------------------------------------------


           AMENDMENTS TO PRINCIPAL AGREEMENT                                   5



           FORM OF TRADE MARK ASSIGNMENT DEED                                 11

                                                                      Schedule 1




           Amendments to Principal Agreement
           ---------------------------------------------------------------------

(a)        COVER PAGE

           Delete the words "DRAFT 30.10.07" from the top left hand corner of the cover page of the Principal Agreement.

(b)        SECTION 1 - DEFINITIONS

           (1) Insert the following definition after the definition of "Code":

                      "Condition Date" means the date on which all of the conditions specified in Section 6 are satisfied or waived".

           (2)        Delete the definition of "Escrow Amount".

           (3) Delete the existing definition of `"Post Signing Maintenance Payments" and replace with the following :

                      "Post Signing Maintenance Payments" means the aggregate amount of the invoices referred to in clause 5(e)(i) paid prior to the Condition Date together with the aggregate amount of such invoices paid in the period commencing on the Condition Date and end on the Closing Date (both dates inclusive)."

           (4) Insert the following definitions after the definition of "Purchase Price":

                      "Relevant Post Agreement Date Contracts" has the meaning given to it in section (c) of the definition of Assigned Agreements above;"

                      "Relevant Post Agreement Date Contract Proceeds" means all proceeds received after the Agreement Date arising from the Relevant Post Agreement Date Contracts"

           (5) Insert the following definition after the definition of `Vendor Finance':

                      "Vendor Loan" means the loan agreement between Buyer and Seller recording the terms and conditions on which the Vendor Finance is being made available to the Buyer in the agreed form".

(c)        SECTION 2(d)(ii) - PURCHASE PRICE

           (1) Delete the phrase `(B) the Escrow Amount and (C) any Post Signing Maintenance Payments' from the fourth line in
                      Section 2(d)(ii) and replace with the following:

                      '(B) the Exclusivity Deposit and all interest accrued thereon pursuant to Section 7(b), (C) the Relevant Post Agreement Date Contract Proceeds (D) the Seller's Indebtedness and (E) the Post Signing Maintenance Payments'

           (2) Delete the words commencing with the word `At' at the end of the seventh line in Section 2(d)(ii) to the word `below' which is the last word in the last line of Section 2(d)(ii) (inclusive).

(d)        SECTION 2(d)(viii) - PURCHASE PRICE ADJUSTMENTS

           Delete the paragraph beginning with the words "If the" in first line of Section 2(d)(viii) and ending with words `Escrow Amount' in the tenth line of Section 2(d)(viii) and replace with the following paragraph:

           "If the Closing Division Net Tangible Asset Value is less than $800,000, there shall be deemed to be a repayment of the Vendor Loan by Buyer to Seller in the amount of such shortfall (`Downward Adjustment Amount') so that, the Buyer's obligations to repay the

           Vendor Loan shall be reduced by the amount of the Downward Adjustment Amount. In this event, the Purchase Price shall be deemed to be decreased by the amount of the Downwards Adjustment Amount. To the extent that the Downward Adjustment Amount exceeds the amount of the balance outstanding of the Vendor Loan, Seller shall immediately deliver to Buyer in Immediately Available Funds the amount by which the Downward Adjustment Amount exceeds the amount of balance outstanding of the Vendor Loan on the date which is ten (10) days from the date on which the Closing Division Net Tangible Asset Value is agreed or determined in accordance with Subsections 2(d)(iv), (v) or (vi) respectively."

(e)        SECTION 2(f) - CERTAIN CLOSING DELIVERIES OF SELLER

           (1) Delete Subsection 2(f)(iv) in full and replace with the following:

                      `assignment from Seller or Affiliate of Seller to Buyer of all Division Domain Names and other Intellectual Property Rights (other than those assigned above) included in the Acquired Assets, duly executed on behalf of Seller or Affiliate of Seller by a duly authorized officer of Seller or Affiliate of Seller and, in the case of the Division Trade Marks, substantially in the form of EXHIBIT JA hereto ("the Trade Mark Assignment Deed"), as well as:

                      (A) a copy of the executed transfer from Mr Ben Bowman to Seller of the islandpacific.com domain name and evidence that such domain name is now recorded in the name of Seller; and

           (2)        Delete Subsection 2(f)(viii).

(f)        SECTION 2(g) - CERTAIN CLOSING DELIVERIES OF BUYER

           (1) Delete the phrase `counterparts of the Sub-Lease and,' which are the first six words at subsection 2(g)(iii).

           (2) Delete Section 2(g)(iv) in full and replace with the following.

                     `counterparts of the Transitional Services Agreement executed by a duly authorised representative of Buyer.'

(g)        SECTION 3(a) - INCORPORATION AND AUTHORITY

           (1) Delete the phrase, `the Escrow Agreement' from the fifth and the seventh lines in Section 3(a).

           (2) Delete the phrase `the Invention Assignment Agreements' from the sixth and eighth lines in Section 3(a).

(h)        SECTION 5(d) - RELEVANT POST AGREEMENT DATE CONTRACTS

           (1)        Delete Section 5(d)(i) in full.

           (2)        The existing Section 5(d)(ii) now becomes Section 5(d)(i).

(i)        SECTION 5(e) - MAINTENANCE BILLING

           (1)        Delete the existing Section 5(e)(ii) in full.

           (2)        Delete Section 5(e)(iv) in full.

(j)        SECTION 6(b) - CONDITIONS TO BUYER'S CLOSING

           (1) Delete the existing Section 6(b)(viii) and replace with the following:

                     `At least eighty percent (80%) of the Division Employees and Division Contractors and each of the Key Employees, (A) in the case of the Division US Employees who are offered employment by Buyer shall have accepted Buyer's offer of employment in writing signed by them and (B) in the case of the Division UK Employees, transferring to Buyer pursuant to TUPE.'

           (2)        Insert the following as a new Section 6(b)(xiv):

                      `Seller to obtain (and to provide Buyer with satisfactory evidence of) consent of IBM Credit LLC to the transfer of the UCC Financing Statement, Delaware file date 21 March 2007, filing number 71054567.'

(k)        SECTION 7(b) - EXCLUSIVITY DEPOSIT

           Delete the sentence beginning with the word `In' in the sixth line of
           Section 7(b) and ending with the word `funds' in the eight line of
           Section 7(b) and replace with the following:

           `If Closing occurs the Exclusivity Deposit and all interest accrued thereon shall be applied to the Purchase Price and accordingly, the Closing Payment shall be reduced pursuant to Section 2(d)(ii). If Closing does not occur, the Exclusivity Deposit and all interest accrued thereon must be reimbursed in full to Buyer in Immediately Available Funds.'

(l)        SECTION 8(a) - ESCROW

           Delete Section 8(a) in full.

(m)        SECTION 8(c) - LIMITATIONS

           (1) Delete the phrase "for any cash from the Escrow Amount" from the second line in Section 8(c)(i).

           (2) Delete the phrase `and may receive cash from the Escrow Amount' from the eight line in the Section (c)(i).

           (3) Delete the first sentence of Section 8(c)(ii) from the word `Any' in the first line to the word `respect' in the fourth line, of Section 8(c)(ii) .

           (4) Delete from the word `After' in the sixth line of Section 8(c)(ii) to the words `dollars ($7,500,00)' (inclusive) in the last line in Section 8(c)(ii) and replace with the following:

                      `The total amount of Indemnifiable Damages for which the Seller shall be liable shall be limited to and shall not exceed seven million five hundred thousand dollars ($7,500,000)'.

(n)        SECTION 8(d) - PERIOD FOR CLAIMS

           Delete the words commencing with the word `So' in the ninth line of
           Section 8(d) to the word `Claims' in the last line of Section 8(d) (inclusive).

(o)        SECTION 8(e) - CLAIMS

           Delete the words commencing with the word `On' in the first line of
           Section 8(e) to the word `Date' in the third line of Section 8(e) and replace with the following:

           `From the Closing Date Buyer may'.

(p)        SECTION 9(h) - OTHER INTELLECTUAL PROPERTY

           Delete Section 9(h) in full and replace with the following:

           `If Division Intellectual Property Rights, including any applications or registrations for any Division Intellectual Property Rights, in the name of Seller or any Affiliate of Seller other than those set out in Exhibit O, are identified, the identifying party must promptly notify the other parties and Seller must promptly execute and procure any Affiliate of Seller to execute any documents reasonably requested by Buyer to effect or confirm the assignment or transfer of such Division Intellectual Property Rights and to enable Buyer to record the assignment or transfer of such applications and registrations for the consideration of $10 in the aggregate. If any Division Intellectual Property Rights created in the course of providing services to Seller in connection with the Division Business at any time before the Closing Date are identified, Seller must, whether before or after the Closing Date, immediately procure that the third party assigns such Division Intellectual Property Rights to Buyer for the consideration of $10 in the aggregate.'

(q)        SECTION 9(j) - REMEDIAL WORK

           Delete Section 9(j) in full and replace with the following:

           `Seller is liable in respect of any remedial work to be carried out by Buyer in respect of the Assigned Agreements following Closing on the basis of the applicable standard rates from time to time of each employee of Buyer who carries out such remedial works and the amount of any such remedial work shall be set-off against the amount of the balance of the Vendor Loan outstanding at that time so that the amount of the Vendor Loan then outstanding, shall be reduced by the amount of any such remedial work.'

(r)        SECTION 9(k) - SUB-LEASE

           Insert the following clause after Section 9(j):

           `(k)      SUB-LEASE. The Buyer and Seller agree to:

                     (i) both use their best endeavours to obtain the consents required to enter into the Sub-Lease; and

                     (ii) each enter into the Sub-Lease as soon as practicable once such consents are obtained.

(s)        SECTION 9(l) - 3Q UNDERTAKINGS

           Insert the following clause after Section 9(k):

           `(l) 3Q undertakes to the Seller:

                     (i) to appoint a person nominated by the Seller to the board of directors of 3Q (the BOARD) subject to the conditions that:

                                 o the person nominated is considered appropriate by 3Q; and

                                 o          prior to such Board appointment,
                                            such nominee delivers to 3Q a signed
                                            undertaking to resign from the Board
                                            as soon as the Vendor Finance has
                                            been repaid by 3Q to the Seller;

                     (ii) until such time as the Vendor Finance has been repaid, to provide the Seller with monthly financial statements in relation to 3Q;

                     (iii) to provide the Seller with a copy of the executed Senior Facility Agreement between 3Q Holdings Limited and the guarantors named in that agreement, National Australia Bank and others as soon as practicable after this Agreement has been executed by all the parties to it.'

(t)        SECTION 9(m) - INSIDER TRADING

           Insert the following clause after Section 9(l):

           `(m)   INSIDER TRADING

                     (i) The Seller acknowledges that, as a result of its receipt of the information referred to in
                                Section 9(l)(ii) above, it may be deemed to be in possession of material non-public information (which includes information which could reasonably be expected to have a material effect on the price or value of a company's securities) relating to 3Q or any member of the Buyer Group;

                      (ii) The Seller acknowledges that it is aware of and must comply with (and must make sure that each of its Affiliates who receives access to any part of such information have been advised of and will comply with) laws which prohibit any person who has material, non-public information about 3Q, obtained directly or indirectly from 3Q, from purchasing or selling securities of 3Q from communicating that information to any person under circumstances in which it is reasonably foreseeable that the other person may purchase or sell any of those securities while the relevant information remains material and non-public;'.

(u)        SECTION 9(n) - IBM COMPUTER

           Insert the following clause after Section 9(m):

           `(n)      IBM COMPUTER

                     The Seller undertakes to the Buyer to make available the computer equipment the subject of the lease between the Seller and IBM Credit LLC until such time as the Seller obtains IBM Credit LLC's consent to assign such lease to the Buyer.'

(v)        SECTION 11 - GENERAL PROVISIONS

           (1) Delete the word `No' from the second line of Section 11(f) and insert the following phrase:

                     `subject to clause 11(o), no'

           (2)        Insert the following clause as the new 11(o):

                     `Seller agrees that, notwithstanding clause 11(f) of the
                      Asset Purchase Agreement, it consents to:

                     (i) each Buyer granting a security interest over that Buyer's rights under and interest in the Asset Purchase Agreement in favour of National Australia Bank Limited in connection with finance to be provided by National Australia Bank Limited; and

                     (ii) the assignment of any such rights to or at the direction of National Australia Bank Limited for the purposes of enforcing any of those rights.'

(w)        TABLE OF EXHIBITS (PAGE 64) AND EXHIBIT E

           (1) Delete the words `Form of Escrow Agreement' opposite the words `Exhibit E' and replace with the words `Deliberately Blank'.

           (2)        Delete Exhibit E in full.

(x)        EXHIBIT JA - FORM OF TRADE MARK ASSIGNMENT DEED

           (1) Insert the words `Exhibit JA - Form of Trade Mark Assignment Deed' below the words `Exhibit J - Form of Mark Assignment' on page 64 of the Agreement.

           (2) Add new Exhibit JA to the Agreement in the form attached as Schedule 2 to this deed.

(y)        PART 1, EXHIBIT O - INTELLECTUAL PROPERTY

           Clause (C)(ii) of Part 1, Exhibit O is amended to include the following additional registered trade marks:

           o Australian trade mark registration no. 592955 for ISLAND PACIFIC SYSTEMS in the name of Island Pacific Systems Corporation Inc;

           o Australian trade mark registration no. 592956 for waves logo in the name of Island Pacific Systems Corporation Inc.; and

           o THE EYE EXPLORER, US Patent and Trademark Office as serial number 75364692.

                                                                      Schedule 2




Form of Trade Mark Assignment Deed
--------------------------------------------------------------------------------




Date ?


Between the parties
--------------------------------------------------------------------------------
Assignor                    [INSERT]

                            of [INSERT ADDRESS]

--------------------------------------------------------------------------------
Assignee                    3Q HOLDINGS LIMITED

                            ACN 089 058 293 of Ground Floor, Spring Street, Bondi Junction NSW 2022, Australia

--------------------------------------------------------------------------------
Background                  1   The Assignor is the owner of the trade marks set
                                out in the Attachment (the TRADE MARKS).

                            2   The Assignor has agreed to assign to the
                                Assignee the Trade Marks.
--------------------------------------------------------------------------------
This deed witnesses         that in consideration of, among other
                            things, the mutual promises contained in
                            this deed and the payment of $10 by the
                            Assignee to the Assignor, receipt of
                            which is herby acknowledged, the parties
                            agree as set out in the Operative part of this deed.
--------------------------------------------------------------------------------

                                                                  Operative part


1          Assignment
--------------------------------------------------------------------------------

(a) The Assignor assigns to the Assignee all of the right, title and interest in the Trade Marks with effect from the date of this deed.

(b) This assignment includes the Assignor's right to take action (and recover damages or an account of profits) against third parties for infringement of the Trade Marks, misleading and deceptive conduct or passing off (whether or not the infringement or conduct took place before the date of this deed).

2          General
--------------------------------------------------------------------------------

(a) The Assignor must do anything that the Assignee reasonably requests to give full effect to the assignment in this deed and to record this assignment with the relevant Trade Marks Office.

(b) A variation of the terms of this deed must be in writing and signed by the parties.

(c)        This deed is governed by the laws of New South Wales, Australia.

(d) Each party irrevocably submits to the non-exclusive jurisdiction of the courts of New South Wales, Australia.

ATTACHMENT - TRADE MARKS








REGISTRATION / APPLICATION NO.    DESCRIPTION OF TRADE MARK         CLASS
--------------------------------- --------------------------------- ------------

[INSERT]                          [INSERT]                          [INSERT]

--------------------------------- --------------------------------- ------------

                                                                    Signing page


           Executed as a deed
           ---------------------------------------------------------------------




         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

3Q Holdings Limited


By:___________________________

Title:     Director/Secretary   [Must be an officer]


Applied Retail Solutions, Inc.

By:___________________________

Title:  ______________________         [Must be an officer]


Island Pacific (UK) Limited Company No. 6409686

By:___________________________

Title:  ______________________         [Must be an officer]



Island Pacific, Inc


By:___________________________

Title:________________________